Exhibit 23(o)


                                POWER OF ATTORNEY

         The undersigned Directors and officers of the Investors Mark Series Fund, Inc., an open-ended management investment company (the "Fund"), do hereby constitute and appoint Raymond O'Hara, Esq., Laura Moret, Esq., Christopher Tomas, Martin Cramer and Jennifer Lammers and each of them individually, our true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Fund to comply with:

         (i) The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of the Fund to be offered by the Fund;

         (ii) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Fund under the Investment Company Act of 1940, as amended; and

         (iii) state securities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the registration under state securities laws of the Fund and with the registration under state securities laws of shares of the Fund to be offered by Fund;

including specifically but without limitation of the foregoing, power and authority to sign the name of the Fund in its behalf and to affix its seal, and to sign the name of such Director or officer in his behalf as such Director or officer to any amendment or supplement (including post-effective amendments) to the registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with federal or state securities or tax laws; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned placed their hands as of the 26th day of April, 2004.


/S/ H.DAVID RYBOLT                                /S/ JAMES SEWARD
------------------------------                    ------------------------------
H. David Rybolt                                   James Seward


/S/ JOHN A. MACDONALD                             /S/ CHRISTOPHER TOMAS
------------------------------                    ------------------------------
John A. MacDonald                                 Christopher Tomas


/S/ JENNIFER LAMMERS
------------------------------
Jennifer Lammers